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                                                                   EXHIBIT 10.22

                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is entered into as of June 30,
              1999 by and between Information Resource Engineering, Inc., a Delaware corporation with its principal place of business at 8029 Corporate Drive, Baltimore, MD 21236 ("IRE") and CyberGuard Corporation, a Florida corporation with its principal place of business at 2000 W. Commercial Blvd., Suite 200, Fort Lauderdale, FL 33309 ("CyberGuard").

         WHEREAS, a dispute has arisen with regard to amounts due and owing in connection with a debt owed to IRE by CyberGuard; and

         WHEREAS, IRE has made a demand for payment; and

         WHEREAS, CyberGuard has disputed the amount of the debt; and

         WHEREAS, IRE and CyberGuard desire to resolve the dispute between them and to fully and finally settle the subject matter of the aforementioned dispute and all claims which could be made in connection therewith, with no party admitting any liability to the other party, other than for the obligations agreed to under this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, IRE and CyberGuard hereby agree as follows:

         1. SETTLEMENT AMOUNT. CyberGuard will pay to IRE the total sum of six hundred fifty thousand dollars ($650,000.00) in accordance with the terms described in the attached Promissory Note, which is incorporated herein by reference.

         2. RELEASE BY IRE. For and in consideration of the sum of six hundred fifty thousand dollars ($650,000.00) paid to it by CyberGuard in accordance with the terms described in the attached Promissory Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by IRE, IRE does hereby fully and forever remise, release and discharge, and by these presents, does for its agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, remise, release and discharge CyberGuard and any of its agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, under federal or state constitutions, statutes, laws, ordinances or regulations, or under common law, whether known or unknown, foreseen or unforeseen, which IRE ever had, has or could have against CyberGuard in connection with the subject matter relating to the aforementioned dispute, but does not release CyberGuard from claims arising from a breach of this Agreement.









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         3.  RELEASE BY CYBERGUARD. For and in consideration of the release set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by CyberGuard, CyberGuard does hereby fully and forever remise, release and discharge, and by these presents, does for its agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, remise, release and discharge, IRE and any of its agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, under federal or state constitutions, statutes, laws, ordinances or regulations, or under common law, whether known or unknown, foreseen or unforeseen, which CyberGuard ever had, has or could have against IRE in connection with the subject matter relating to the aforementioned dispute.

         4. EFFECTIVE TIME OF RELEASES. The releases described above shall become effective immediately upon the execution of this Agreement and the payment to IRE of the $650,000.00 settlement amount.

         5. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         6. SEVERABILITY. If any provision of this Agreement is held illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified to the minimal extent required to make it legal and enforceable, consistent with the spirit and intent of the Agreement. If such provision cannot be so modified, the provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement. Notwithstanding the foregoing, the obligation to pay the settlement amount as described in section 1 of this Agreement and the releases contained in sections 2 and 3 of this Agreement are not separable obligations.

         7. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of laws provisions.

         8. AMENDMENTS. This Agreement shall not be amended except by a written agreement signed by both parties.

         9. NOTICES. All notices under this Agreement shall be in writing and delivered by certified mail, return receipt requested, to the following:

                  (a) If to IRE:

                           David A. Skalitzky, Secretary/Treasurer
                           Information Resource Engineering, Inc.
                           8029 Corporate Drive




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                           Baltimore, MD  21236

                  (b) If to CyberGuard:

          Terrence A. Zielinski, Chief Financial Officer
                   CyberGuard Corporation
                   2000 W. Commercial Blvd., Suite 200
                   Fort Lauderdale, FL 33309

         10. NOT EVIDENTIARY. This Agreement shall not be introduced in evidence or otherwise be used in litigation for the purposes of establishing or construing rights and obligations of the parties, except in an action to enforce the provisions of this Agreement or the attached Promissory Note.

         11. ENTIRE AGREEMENT. IRE and CyberGuard intend that this Agreement be a novation and not an accord and satisfaction. As of the date of this Agreement, any and all prior agreements with respect to the subject matter hereof, whether written or oral, between IRE and CyberGuard are hereby fully discharged and this Agreement, together with the attached Promissory Note, shall supersede all agreements and negotiations between the parties with respect to the subject matter hereof.

         12. DISCLOSURE. The parties each agree that, without the prior written consent of the other party hereto, neither of them will voluntarily disclose the existence or content of this Agreement to any third party. This provision shall not preclude such disclosure (a) to the independent accountants or attorneys for the disclosing party, (b) in any regulatory filing, if counsel for the disclosing party reasonably advises the disclosing party that such disclosure is necessary, (c) to any existing or prospective lender or investor of the disclosing party, (d) in any legal proceeding if required by judicial order or (e) pursuant to the requirement of a governmental agency.

         13. COUNTERPARTS. This Agreement may be executed in counterparts, in which case each executed counterpart will be deemed an original and all executed counterparts will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the date first above written.


CYBERGUARD CORPORATION                   INFORMATION RESOURCE ENGINEERING, INC.


By:                                      By:
   ---------------------------------        ------------------------------------

Name:                                    Name:
     -------------------------------          ----------------------------------

Title:                                   Title:
      ------------------------------           ---------------------------------

Date:                                    Date:
     -------------------------------          ----------------------------------



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STATE OF MARYLAND

COUNTY OF
         ------------------


         On this day of June, 1999, before me personally appeared , an authorized representative of Information Resource Engineering, Inc., signer of the foregoing Instrument on behalf of Information Resource Engineering, Inc., and acknowledged the same to be his free act and deed.


                                            -----------------------------------
                                            Notary public
                                            My Commission Expires:

STATE OF FLORIDA

COUNTY OF
         ------------------


         On this day of June, 1999, before me personally appeared , an authorized representative of CyberGuard Corporation, signer of the foregoing Instrument on behalf of CyberGuard Corporation, and acknowledged the same to be his free act and deed.

                                            -----------------------------------
                                            Notary public
                                            My Commission Expires:

                                            PROMISSORY NOTE

$650,000.00                                                  Date: June 30, 1999


FOR VALUE RECEIVED, the undersigned, CyberGuard Corporation, a Florida corporation (the "Borrower"), hereby promises to pay to Information Resource Engineering, Inc. ("Creditor") at Creditor's offices at 8029 Corporate Drive, Baltimore, MD 21236, or such other place or places as Creditor may designate, in lawful money of the United States of America, the principal sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00) as follows:

                  July 30, 1999        $100,000
                  September 30, 1999   $137,500
                  November 30, 1999    $137,500
                  January 31, 2000     $137,500
                  March 31, 2000       $137,500



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This Note shall bear interest from the date hereof on the unpaid principal balance hereof at a rate of eight percent (8%) per annum. Borrower may prepay the principal balance hereof, in whole or in part, without paying any prepayment penalty or finance charge.

If Borrower pays Creditor the principal amount of $650,000.00, together with the applicable interest, on or before March 31, 2000, this Note shall have been discharged in full and Creditor shall mark this Note "Paid" and return this Note to Borrower. This Note is not intended to be negotiable. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

                                         CYBERGUARD CORPORATION



                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

STATE OF FLORIDA

COUNTY OF
         -------------------


On this day of , 1999, before me personally appeared , an authorized representative of CyberGuard Corporation, signer of the foregoing instrument on behalf of CyberGuard Corporation, and acknowledged the same to be his free act and deed.

                                         Notary Public:
                                                       -------------------------
                                         My Commission Expires:
                                                               -----------------